UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

WIRELESS TELECOM GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒       No fee required.

☐       Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)       Title of each class of securities to which transaction applies:

2)       Aggregate number of securities to which transaction applies:

3)       Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)       Proposed maximum aggregate value of transaction:

5)       Total fee paid:

☐       Fee paid previously with preliminary materials.

☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount previously paid:

2)       Form, Schedule or Registration Statement No.:

3)       Filing Party:

4)       Date Filed:

Set forth below is the text of Amendment No. 1 to the Definitive Proxy Statement on Schedule 14A filed by Wireless Telecom Group, Inc. with the Securities and Exchange Commission on April 30, 2014

Explanatory Note

This Amendment No. 1 (this “Amendment”) to the Definitive Proxy Statement on Schedule 14A filed by Wireless Telecom Group, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on April 30, 2014 (the “Original Filing”) amends disclosure related to Proposal 3 (regarding an amendment and restatement of the Company’s 2012 Incentive Compensation Plan) in the Notice of Annual Meeting and the Original Filing to correct the number of additional shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) to be available for future grants under the plan. All other items of the Original Filing are incorporated herein by reference without changes.

 CHANGES TO NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

and PROXY STATEMENT

The Notice of Annual Meeting of Stockholders and the Original Filing is amended hereby to clarify that the stockholders are being asked to ratify and approve an amendment and restatement of the Company’s 2012 Incentive Compensation Plan to provide for an additional 1,658,045 (and not 1,483,045) shares of Common Stock to be available for future grants under the plan.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL

FOR THE ANNUAL MEETING TO BE HELD ON JUNE 11, 2014

The Original Filing as amended by this Amendment, the Notice of Meeting, and 2013 Annual Report are available on the internet at: http://www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.